Exhibit 99.1

Inogen Announces Second Quarter 2025 Financial Results

Delivered strong top-line results; raising full year 2025 revenue expectations

GOLETA, Calif., August 7, 2025 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended June 30, 2025.

Recent Highlights

•
Achieved second quarter 2025 revenue of $92.3 million, a year-over-year increase of 4.0%, marking the sixth consecutive quarter of mid-single-digit percentage growth.
•
Reported GAAP net loss of $4.2 million and adjusted net loss of $0.7 million.
•
Delivered adjusted EBITDA of $2.1 million, the second consecutive quarter of positive adjusted EBITDA.
•
Generated $4.4 million in operating cash flow in the second quarter of 2025, strengthening quarter-end cash, cash equivalents, marketable securities and restricted cash to $123.7 million.
•
Introduced Voxi™ 5, a new stationary oxygen concentrator (SOC) designed to improve access to quality oxygen therapy for long-term care patients in the U.S., further expanding the portfolio.
•
Launched Inogen Patient Portal, designed to empower patients with seamless self-service to manage insurance details, order accessories and access to on-demand support tools.

“We are executing a compelling turnaround strategy, delivering six consecutive quarters of mid-single-digit revenue growth and two quarters of positive adjusted EBITDA,” said Kevin Smith, President and Chief Executive Officer. “Our 4% year-over-year revenue growth in the second quarter reflects the strength of our commercial execution and operational enhancements. Given our strong first-half performance, we are raising full-year revenue guidance. We remain confident in our long-term value creation strategy as we continue to drive innovation and position Inogen as a leader in comprehensive respiratory care.”

Second Quarter 2025 Financial Results

Total revenue in the second quarter of 2025 was $92.3 million, an increase of 4.0% from the prior-year period, as a result of continued higher demand from international and domestic business-to-business customers. This increase was partially offset by lower direct-to-consumer and rental revenue.

Total gross margin in the second quarter of 2025 was 44.8% compared to 48.1% in the prior-year period, primarily the result of increased business-to-business sales as a percentage of total revenue.

Total operating expense in the second quarter of 2025 was $47.5 million, a decrease of 4.7% from $49.8 million in the prior-year period, primarily due to a one-time bad debt expense in the prior year.

GAAP net loss in the second quarter of 2025 was $4.2 million compared to $5.6 million in the prior-year period, while adjusted net loss in the second quarter of 2025 was $0.7 million, an improvement of $0.9 million from adjusted net loss of $1.6 million in the prior-year period.

Adjusted EBITDA in the second quarter of 2025 was $2.1 million compared to $1.3 million in the prior-year period.

Cash, cash equivalents, marketable securities, and restricted cash were $123.7 million as of June 30, 2025, with no debt outstanding.

Reconciliations of adjusted EBITDA and adjusted net loss for the three months ended June 30, 2025 and 2024 are provided in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

Full Year and Third Quarter 2025 Financial Outlook

For the full year 2025, Inogen now expects reported revenue in the range of $354 million to $357 million, reflecting approximately 6% growth at the midpoint of the range, relative to the Company’s 2024 revenue, and now expects to reach Adjusted EBITDA breakeven.

For the third quarter of 2025, Inogen expects reported revenue in the range of $91 million to $93 million, reflecting approximately 4% year-over-year growth at the midpoint of the range, relative to the Company’s third quarter 2024 revenue.

Quarterly Conference Call Information

On August 7, 2025, the Company will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961
Non-US callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through August 14, 2025. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13754157.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, and anticipated operational results, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to Inogen’s third quarter and full year financial guidance; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2024, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2025, and June 30, 2024, including EBITDA; adjusted EBITDA; adjusted operating expense; adjusted loss from operations; adjusted net loss; and adjusted diluted EPS. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact
ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue
Sales revenue	$79,172	$74,425	$147,642	$137,520
Rental revenue	13,105	14,340	26,915	29,270
Total revenue	92,277	88,765	174,557	166,790
Cost of revenue
Cost of sales revenue	43,469	38,320	81,552	73,564
Cost of rental revenue, including depreciation of $3,017 and $3,128, for the three months ended and $6,051 and $6,307 for the six months ended, respectively	7,467	7,708	15,292	16,118
Total cost of revenue	50,936	46,028	96,844	89,682
Gross profit	41,341	42,737	77,713	77,108
Operating expense
Research and development	5,209	5,616	9,243	12,194
Sales and marketing	25,390	25,617	49,147	52,553
General and administrative	16,871	18,568	33,108	35,699
Total operating expense	47,470	49,801	91,498	100,446
Loss from operations	(6,129)	(7,064)	(13,785)	(23,338)
Other income (expense)
Interest income, net	1,123	1,333	2,152	2,736
Other income, net	701	134	1,057	277
Total other income, net	1,824	1,467	3,209	3,013
Loss before benefit for income taxes	(4,305)	(5,597)	(10,576)	(20,325)
Benefit for income taxes	(153)	(7)	(250)	(157)
Net loss	(4,152)	(5,590)	(10,326)	(20,168)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	3,926	(286)	5,781	(1,321)
Change in net unrealized gains (losses) on foreign currency hedging	36	—	(696)	—
Less: reclassification adjustment for net losses included in net loss	(606)	—	(739)	—
Total net change in unrealized losses on foreign currency hedging	(570)	—	(1,435)	—
Change in net unrealized gains (losses) on marketable securities	42	(40)	42	(42)
Total other comprehensive income (loss), net of tax	3,398	(326)	4,388	(1,363)
Comprehensive loss	$(754)	$(5,916)	$(5,938)	$(21,531)

Basic net loss per share attributable to common stockholders (1)	$(0.15)	$(0.24)	$(0.40)	$(0.86)
Diluted net loss per share attributable to common stockholders (1) (2)	$(0.15)	$(0.24)	$(0.40)	$(0.86)
Weighted average number of shares used in calculating net loss per share attributable to common stockholders:
Basic shares of common stock	26,962,465	23,614,970	26,068,421	23,508,284
Diluted shares of common stock	26,962,465	23,614,970	26,068,421	23,508,284

(1) Reconciliations of net loss attributable to common stockholders (basic and diluted) can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.

(2) Due to a net loss for the three and six months ended June 30, 2025 and June 30, 2024, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$103,685	$113,795
Marketable securities	18,745	—
Restricted cash	1,272	3,620
Accounts receivable, net	38,592	29,563
Inventories, net	24,313	24,812
Income tax receivable	—	538
Prepaid expenses and other current assets	16,514	13,123
Total current assets	203,121	185,451
Property and equipment, net	40,171	44,400
Goodwill	10,700	9,465
Intangible assets, net	33,359	30,493
Operating lease right-of-use asset	17,982	18,295
Other assets	6,707	8,081
Total assets	$312,040	$296,185
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$35,144	$27,153
Accrued payroll	12,847	17,189
Warranty reserve - current	9,739	9,736
Operating lease liability - current	3,082	2,812
Earnout liability	—	13,000
Deferred revenue - current	6,256	6,654
Income tax payable	—	142
Total current liabilities	67,068	76,686
Long-term liabilities
Warranty reserve - noncurrent	16,985	16,350
Operating lease liability - noncurrent	15,955	16,594
Deferred revenue - noncurrent	4,591	5,747
Deferred tax liability	7,950	6,948
Total liabilities	112,549	122,325
Stockholders' equity
Common stock	27	24
Additional paid-in capital	359,740	328,174
Accumulated deficit	(163,163)	(152,837)
Accumulated other comprehensive income (loss)	2,887	(1,501)
Total stockholders' equity	199,491	173,860
Total liabilities and stockholders' equity	$312,040	$296,185

Condensed Consolidated Cash Flow

(unaudited)

(amounts in thousands, except share and per share amounts)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(10,326)	$(20,168)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,405	10,610
Loss on rental units and other assets	1,655	2,158
Gain on sale of former rental assets	—	(63)
Provision for sales revenue returns and doubtful accounts	3,248	4,615
Provision for inventory losses	447	74
Loss on purchase commitments	267	(68)
Stock-based compensation expense	4,440	4,230
Deferred income taxes	80	(223)
Change in fair value of earnout liability	—	1,180
Changes in operating assets and liabilities (1)	(22,656)	(405)
Net cash provided by (used in) operating activities	(12,440)	1,940
Cash flows from investing activities
Purchases of available-for-sale securities	(18,703)	(32,330)
Maturities of available-for-sale securities	—	15,500
Investment in property and equipment	(976)	(1,360)
Production and purchase of rental equipment	(4,932)	(5,651)
Proceeds from sale of former assets	—	111
Net cash used in investing activities	(24,611)	(25,820)
Cash flows from financing activities
Proceeds from employee stock purchases	489	370
Payment of employment taxes related to release of restricted stock	(570)	(286)
Payments of accrued earnout	(3,178)	—
Proceeds from issuance of common stock from securities purchase agreement	27,210	—
Net cash provided by financing activities	23,951	84
Effect of exchange rates on cash	642	(217)
Net decrease in cash, cash equivalents and restricted cash	$(12,458)	$(24,013)

(1) Includes $9,822 of the operating activity portion of the earnout liability payment related to the Physio-Assist acquisition.

Supplemental Financial Information

(unaudited)

(amounts in thousands, except units and patients)

					Constant
	Three months ended				Currency
	June 30,		Change 2025 vs. 2024		Change
Revenue by region and category	2025	2024	$	%	%
Business-to-business domestic sales	$25,406	$21,287	$4,119	19.3%	19.3%
Business-to-business international sales	35,923	30,531	5,392	17.7%	17.8%
Direct-to-consumer domestic sales	17,843	22,607	(4,764)	-21.1%	-21.1%
Direct-to-consumer domestic rentals	13,105	14,340	(1,235)	-8.6%	-8.6%
Total revenue	$92,277	$88,765	$3,512	4.0%	4.0%
Additional financial measures
Units Sold	49,000	41,300
Net rental patients as of period-end	50,400	51,900

					Constant
	Six months ended				Currency
	June 30,		Change 2025 vs. 2024		Change
Revenue by region and category	2025	2024	$	%	%
Business-to-business domestic sales	$46,860	$37,806	$9,054	23.9%	23.9%
Business-to-business international sales	67,908	56,566	11,342	20.1%	22.4%
Direct-to-consumer domestic sales	32,874	43,148	(10,274)	-23.8%	-23.8%
Direct-to-consumer domestic rentals	26,915	29,270	(2,355)	-8.0%	-8.0%
Total revenue	$174,557	$166,790	$7,767	4.7%	5.0%
Additional financial measures
Units Sold	92,000	75,200
Net rental patients as of period-end	50,400	51,900

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(unaudited)

(amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
Non-GAAP EBITDA and Adjusted EBITDA	2025	2024	2025	2024
Net loss (GAAP)	$(4,152)	$(5,590)	$(10,326)	$(20,168)
Non-GAAP adjustments:
Interest income, net	(1,123)	(1,333)	(2,152)	(2,736)
Benefit for income taxes	(153)	(7)	(250)	(157)
Depreciation and amortization	5,216	5,345	10,405	10,610
EBITDA (non-GAAP)	(212)	(1,585)	(2,323)	(12,451)
Stock-based compensation	2,293	1,814	4,440	4,230
Acquisition-related expenses	—	419	—	657
Change in fair value of earnout liability	—	610	—	1,180
Adjusted EBITDA (non-GAAP)	$2,081	$1,258	$2,117	$(6,384)

	Three months ended June 30,
	Operating Expense		Loss from Operations		Net Loss		Diluted EPS
Non-GAAP Financial Metrics	2025	2024	2025	2024	2025	2024	2025	2024
Financial Results (GAAP)	$47,470	$49,801	$(6,129)	$(7,064)	$(4,152)	$(5,590)	$(0.15)	$(0.24)
Non-GAAP adjustments:
Amortization of intangibles	1,209	1,188	1,209	1,188	1,209	1,188
Stock-based compensation	2,293	1,814	2,293	1,814	2,293	1,814
Acquisition-related expenses	—	419	—	419	—	419
Change in fair value of earnout liability	—	610	—	610	—	610
Income tax impact of adjustments (1)	—	—	—	—	—	—
Adjusted	$43,968	$45,770	$(2,627)	$(3,033)	$(650)	$(1,559)	$(0.02)	$(0.07)

	Six months ended June 30,
	Operating Expense		Loss from Operations		Net Loss		Diluted EPS
Non-GAAP Financial Metrics	2025	2024	2025	2024	2025	2024	2025	2024
Financial Results (GAAP)	$91,498	$100,446	$(13,785)	$(23,338)	$(10,326)	$(20,168)	$(0.40)	$(0.86)
Non-GAAP adjustments:
Amortization of intangibles	2,348	2,120	2,348	2,120	2,348	2,120
Stock-based compensation	4,440	4,230	4,440	4,230	4,440	4,230
Acquisition-related expenses	—	657	—	657	—	657
Change in fair value of earnout liability	—	1,180	—	1,180	—	1,180
Income tax impact of adjustments (1)	—	—	—	—	—	—
Adjusted	$84,710	$92,259	$(6,997)	$(15,151)	$(3,538)	$(11,981)	$(0.14)	$(0.51)

(1) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2025 and 2024.